Exhibit 3-B

BY-LAWS

OF

SHOE CARNIVAL, INC.

(As last amended on June 9, 2009
to amend Articles I and III)

Article I

Identification

          Section 1. Name. The name of the Corporation is Shoe Carnival, Inc.

          Section 2. Registered Office. The registered office of the Corporation in the State of Indiana shall be 7500 East Columbia Street, Evansville, Indiana 47715.

          Section 3. Principal Office. The principal office of the Corporation shall be 7500 East Columbia Street, Evansville, Indiana 47715.

          Section 4. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation require.

Article II

Meetings of Shareholders

          Section 1. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other places, within or without the State of Indiana, as may from time to time be fixed by the Board of Directors.

          Section 2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Thursday in June in each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or on such other date and at such hour as may from time to time be fixed by the Board of Directors.

          Section 3. Special Meetings. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the shareholders for any purpose or purposes may be called only by the Chairman of the Board or a majority of the entire Board of Directors. Only such business as is specified in the notice of any special meeting of the shareholders shall come before such meeting.

          Section 4. Notice of Meetings. Written notice of each meeting of the shareholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to notice of such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such shareholder, or who shall waive notice thereof as provided in Article VIII of these By-Laws. Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

          Section 5. Quorum. The holders of a majority of the votes entitled to be cast by the shareholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the shareholders of each such class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

          Section 6. Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the shareholders, present in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 7. Order of Business. At each meeting of the shareholders, the Chairman of the Board, or, in the absence of the Chairman of the Board, the President or such other person designated by the Board of Directors, shall act as chairman. At each annual meeting only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder who complies with the procedures set forth in this Section 7.

          For business properly to be brought by a shareholder before an annual meeting, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 7 and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

          Section 8. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 5 business days before each meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in such shareholder's name. Such list shall be produced and kept available at the times and places required by law.

          Section 9. Voting. Each shareholder of record of any class or series of Preferred Stock shall be entitled at each meeting of shareholders to such number of votes for each share of such stock as may be fixed in the Restated Articles of Incorporation or an amendment thereto adopted by the Board of Directors providing for the issuance of such stock, and each shareholder of record of Common Stock shall be entitled at each meeting of shareholders to one (1) vote for each share of stock registered in such shareholder's name on the books of the Corporation:

     (1) on the date fixed pursuant to Section 6 of Article VI of these By-Laws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or

     (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, or if no record date for determining shareholders entitled to express consent to corporate action in writing without a meeting shall have been fixed, the day on which the first written consent is expressed.

          Each shareholder entitled to vote at any meeting of shareholders may authorize not in excess of three persons to act for such shareholder by a proxy signed by such shareholder or such shareholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a shorter or longer period.

          At a meeting of the shareholders, except as provided in Article III, Section 2 with respect to the election of directors or as required by law, all corporate actions to be taken by vote of the shareholders shall be authorized if the number of votes cast in favor of the action exceeds the number of votes cast opposing the action, and where a separate vote by class is required, the number of votes cast in favor of the action by the shareholders of such class exceeds the number of votes cast by the shareholders of such class opposing the action.

          Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the shareholder voting, or by such shareholder's proxy, and shall state the number of shares voted.

          Section 10. Inspectors. Either the Board of Directors or, in the absence of designation of inspectors by the Board, the chairman of any meeting of shareholders may, in its or such person's discretion, appoint two or more inspectors to act at any meeting of shareholders. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting. Inspectors need not be shareholders. No director or nominee for the office of director shall be appointed such inspector.

Article III

Board of Directors

          Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Articles of Incorporation of the Corporation directed or required to be exercised or done by the shareholders.

          Section 2. Number, Qualification and Election. Except as otherwise fixed by or pursuant to the provisions of the Restated Articles of Incorporation of the Corporation relating to the rights of the holders of any class or series of Preferred Stock, the number of directors of the Corporation shall be determined from time to time by vote of a majority of the entire Board of Directors, provided that the number thereof may not be less than three nor more than fifteen.

          The directors, other than those who may be elected by the holders of shares of any class or series of Preferred Stock pursuant to the terms of the Restated Articles of Incorporation or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible: one class whose term expires at the 1997 annual meeting of shareholders, another class whose term expires at the 1998 annual meeting of shareholders and another class whose term expires at the 1999 annual meeting of shareholders, with each class to hold office until its successors are elected and qualified. The membership of each class shall be initially as set forth in the Restated Articles of Incorporation. If the number of directors is thereafter changed by the Board of Directors, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the shareholders of the Corporation, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          Directors need not be shareholders of the Corporation.

          In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

          Section 3. Notification of Nominations. Subject to the rights of the holders of any class or series of Preferred Stock, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors, but in the case of a nomination by a shareholder, only if such shareholder gives timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder's notice shall set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the shareholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such shareholder and (y) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that a shareholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 3. If the inspectors shall determine that a shareholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 4. Quorum and Manner of Acting. Except as otherwise provided by these By-Laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Indiana as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

          Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the directors.

          Section 8. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

          Section 9. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of these By-Laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem necessary or proper. In the absence of the Chairman of the Board, such person designated by the Board of Directors shall preside at meetings of the Board.

          Section 10. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

          Section 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 13. Removal of Directors. Directors may be removed only as provided in the Restated Articles of Incorporation of the Corporation.

          Section 14. Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these By-Laws. Any director elected in accordance with the preceding sentence of this Section 14 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

          Section 15. Compensation. Each director who shall not at the time also be an officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

          Section 16. Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more of its members to constitute members or alternate members of a committee. Such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, including without limitation, if such committee is so empowered and authorized in the resolution of the Board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it, except that no committee shall have such power or authority in reference to:

          (a) authorize dividends or other distributions, except a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of stock or other distribution, if done according to a formula or method, or within a range, prescribed by the Board of Directors;

          (b) approve or propose to shareholders action that is required to be approved by shareholders;

          (c) fill vacancies on the Board of Directors or on any of its committees;

          (d) except to the extent permitted by clause (g) below, amend the Corporation's Restated Articles of Incorporation;

          (e) adopt, amend, repeal, or waive provisions of these By-Laws;

          (f) approve a plan of merger not requiring shareholder approval; or

          (g) authorize or approve the issuance or sale or a contract for sale of stock, or determine the designation and relative rights, preferences, and limitations of a class or series of Preferred Stock, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take the action described herein within limits prescribed by the Board of Directors.

          A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

          Section 17. Mandatory Classified Board Structure. The provisions of IC 23-1-33-6(c) shall not apply to the Corporation.

Article IV

Officers

          Section 1. Number; Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, one or more of whom may be designated as Executive or Senior Vice-Presidents, a Treasurer, a Secretary, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these By-Laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Restated Articles of Incorporation of the Corporation or these By-Laws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

          Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

          Section 3. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election to such office.

          Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and, if present, preside at meetings of the shareholders. He shall have such other duties and responsibilities as may be specified by the Board of Directors.

          Section 6. Vice-Chairman of the Board. The Vice-Chairman of the Board shall have such power and perform such duties as the Board of Directors or the Chairman of the Board may, from time to time, prescribe. In the absence of the Chairman of the Board, or at the request of the Chairman of the Board, the Vice-Chairman of the Board shall preside at meetings of the shareholders and of the Board of Directors.

          Section 7. President. The President shall be the chief executive officer of the Corporation and as such shall have general supervision and direction of the business and affairs of the Corporation subject to the control of the Board of Directors. The President shall perform such other duties as the Board may from time to time determine and shall, in the absence of the Chairman of the Board, preside at meetings of the shareholders.

          Section 8. Vice-Presidents. Each Vice-President shall have such powers and duties as shall be prescribed by the President or the Board of Directors.

          Section 9. Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or the Board of Directors.

          Section 10. Secretary. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and of its corporate seal, if any, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the President or the Board of Directors.

          Section 11. Assistant Treasurers or Secretaries. The Assistant Treasurers and the Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the Treasurer or Secretary, or by the President or the Board of Directors.

Article V

Indemnification of Directors, Officers,
Employees and Agents

          Section 1. Indemnification. To the fullest extent permitted by the laws of the State of Indiana, the Corporation shall indemnify any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including appeals.

          Section 2. Advance of Expenses. To the fullest extent permitted by the laws of the State of Indiana, the Corporation shall pay expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 1 of this Article V in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

          Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

          Section 4. Applicability. The provisions of this Article V shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article V shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article V and the relevant provisions of the laws of the State of Indiana and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article V shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article V shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Restated Articles of Incorporation, vote of shareholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

          Section 5. Certain Definitions. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Article VI

Capital Stock

          Section 1. Certificates for Shares. Shares of stock of each class of the Corporation may be issued in book-entry form or evidenced by certificates. However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation. The signatures of such officers, the signature of the transfer agent and registrar, and the seal of the Corporation, if any, may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable. If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

          The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

          Section 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

          Section 3. Addresses of Shareholders. Each shareholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any shareholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.

          Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares or book-entry shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

          Section 6. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days before the date of such meeting. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the adjourned meeting is not within 120 days of the date fixed for the original meeting.

Article VII

Fiscal Year

          The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. In the absence of such a resolution, the fiscal year of the Corporation shall end on the Saturday nearest January 31 of each year.

Article VIII

Waiver of Notice

          Whenever any notice whatsoever is required to be given by these By-Laws, by the Restated Articles of Incorporation of the Corporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

Article IX

Amendments

          Any By-Law (other than this Article IX) may be adopted, repealed, altered or amended by a majority of the entire Board of Directors at any meeting thereof, provided that such proposed action in respect thereof shall be stated in the notice of such meeting.

Article X

Miscellaneous

          Section 1. Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

          Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors or any such committee shall select.

          Section 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

          Section 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

          Section 5. By-Laws Subject to Law and Restated Articles of Incorporation of the Corporation. Each provision of these By-Laws is subject to any contrary provision of the Restated Articles of Incorporation of the Corporation or of any applicable law as from time to time in effect, and to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as it is inconsistent, but for all other purposes of these By-Laws shall continue in full force and effect.

          Section 6. Definition of Restated Articles of Incorporation. The term "Restated Articles of Incorporation" as used in these By-Laws means the Restated Articles of Incorporation of the Corporation as from time to time in effect.